EXHIBIT 99.1







                                                    Contact:  Robert A. Lerman
                                                               860-683-2005
NEWS   RELEASE                                                 OTCBB:  TDYT
                                                               October 13, 2006

 THERMODYNETICS NAMED ONE OF CONNECTICUT'S FASTEST GROWING TECHNOLOGY COMPANIES
                    IN DELOITTE'S TECHNOLOGY FAST 50 PROGRAM

     ATTRIBUTES ENERGY-SAVING TECHNOLOGY FOR ITS 120 PERCENT REVENUE GROWTH

WINDSOR, CT - October 13, 2006 - Thermodynetics, Inc. (TDYT: OTCBB)

Thermodynetics has been named to Deloitte's prestigious Technology Fast 50 Program for the Connecticut Region, a ranking of the 50 fastest growing technology companies in the area by Deloitte & Touche USA LLP, one of the nation's leading professional service organizations. Rankings are based on the percentage revenue growth over five years from 2001-2005.

Thermodynetics' President and CEO Robert A. Lerman credits the company's 120 percent revenue growth from 2001-2005 to the acceptance of the company's subsidiary Turbotec Products' product line that supplies enhanced heat transfer technology to a variety of industries. Lerman said "with the increasing emphasis on energy-saving techniques and technology, Thermodynetics is poised for substantial future growth."

To qualify for the Connecticut Technology Fast 50, companies must have had operating revenues of at least $50,000 in 2001 and $5,000,000 in 2005, be headquartered in Connecticut, and be a company that owns proprietary technology or proprietary intellectual property that contributes to a significant portion of the Company's operating revenues, or devotes a significant portion of revenues to the research and development of technology. Using other companies' technology or intellectual property in a unique way does not qualify.

"Deloitte's Connecticut Technology Fast 50 companies have shown the strength, vision and tenacity to succeed in today's very competitive technology environment," said Alex Discepolo, Director Lead Tax Services, Deloitte Tax LLP, Connecticut. "We applaud the success of Thermodynetics and acknowledge it as one of the few companies in this region to accomplish such a fast growth rate over the past five years."

Winners of the 16 regional Technology Fast 50 programs in the United States and Canada are eligible to be entered into the Deloitte's Technology Fast 500 program, which ranks North America's top 500 fastest growing technology, media, telecommunications and life science companies. For more information on the Deloitte's Technology Fast 50 or Technology Fast 500 programs, visit WWW.FAST500.COM.

ABOUT THERMODYNETICS

Through its subsidiary Turbotec Products, Plc, Thermodynetics is a manufacturer of high performance, high quality heat exchangers, fabricated metal components and flexible connector products for heat

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transfer,  transportation,  and plumbing  applications.  The company markets its
tubing   products  to  the  space   conditioning,   refrigeration,   automotive,
biomedical,   plumbing,  appliance,  water  heating  and  aerospace  industries.
Turbotec is quoted on AIM (a market operated by the London Stock Exchange) under the symbol TRBO. Thermodynetics also owns a nominal interest in a private Belgian company that is engaged in the nutraceutical industry that provides natural, bioactive chemical compounds that have health promoting, disease preventing or medical properties.



FORWARD LOOKING STATEMENTS

This report contains certain forward-looking statements regarding the Company's business prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause their actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: the ability to successfully and timely develop and finance new projects, the impact of competition on revenues, changes in unit prices, and supply and demand for the product lines in the markets served.

When used, words such as "believes," "anticipates," "expects," "continue", "may", "plan", "predict", "should", "will", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made in this report, news releases, and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect their respective business